                                                         EX-99.B(j)gsconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 30 to
Registration Statement No. 2-77329 on Form N-1A of Waddell & Reed Advisors
Government Securities Fund, Inc. of our report dated November 2, 2001, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the caption
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 20, 2001